EXHIBIT 11.1


                  ADVANCED HEALTH CORPORATION AND SUBSIDIARIES
                      (FORMERLY MED-E SYSTEMS CORPORATION)
                             SUPPLEMENTAL NET LOSS
                          PER COMMON SHARE COMPUTATION


                                                                                FOR THE SIX
                                                                                   MONTHS
                                                                            ENDED JUNE 30, 1996
                                                                            --------------------
                                                                                (UNAUDITED)
CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds...................................       $  4,000,000
Proceeds per share.......................................................              12.00
                                                                            --------------------
Additional shares assumed outstanding....................................            333,333
                                                                            --------------------
Additional weighted average common shares outstanding....................            226,519
Weighted average common shares outstanding...............................          4,991,135
                                                                            --------------------
Supplemental weighted average common shares outstanding..................          5,217,654
                                                                            --------------------
                                                                            --------------------

SUPPLEMENTAL NET LOSS PER SHARE:
Net loss.................................................................       $ (1,856,841)
Pro forma impact of use of proceeds on interest expense..................             46,440
                                                                            --------------------
Supplemental net income loss.............................................         (1,810,401)
Supplemental weighted average common shares outstanding..................          5,217,654
                                                                            --------------------
Supplemental net income loss per common share............................       $      (0.35)
                                                                            --------------------
                                                                            --------------------
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